Thermon Completes Acquisition of CCI Thermal Technologies Inc.
EDMONTON, Alberta, Nov. 3, 2017 -- On October 30, 2017, Thermon Group Holdings, Inc. (NYSE: THR) (“Thermon”) closed the previously announced acquisition of all of the issued and outstanding equity of CCI Thermal Technologies Inc. (“CCI”) and certain related real estate assets (collectively, the "Acquisition").
The Acquisition was completed substantially under the original terms announced October 4, 2017, which called for Thermon to pay CAD $258.0 million in cash at closing, subject to customary working capital adjustments. The preliminary working capital adjustment, net of cash received, increased the purchase price by CAD $2.3 million.
The Acquisition was financed with a combination of cash on hand and new senior secured debt, comprising a USD $250.0 million term loan B facility (the "Term Facility") and a USD $60.0 million revolving credit facility (together with the Term Facility, the "Debt Facilities"). The interest rate on the Term Facility is variable on a leverage-based performance grid, with an initial base interest rate of LIBOR plus 3.75% (excluding the amortization of debt issuance costs). Beginning April 1, 2018, the Term Facility will be amortized at 0.25% in equal quarterly installments with optional prepayments and unamortized principal due at maturity on October 30, 2024.
Bruce Thames, President and Chief Executive Officer of Thermon said: “We are pleased with the completion of the Acquisition as planned as well as closing the Debt Facilities on attractive terms. We are excited to begin the integration and realize the value that operating the CCI business under the Thermon brand will bring.”
CCI is a leader in the development and production of engineered heating and filtration solutions for industrial and hazardous area applications. CCI markets its products through several diverse brands known for high quality, safety and reliability, and serves clients in the energy, petrochemical, electrical distribution, power, transit and industrial end markets globally.
About CCI Thermal Technologies Inc.

CCI is a worldwide leader in development and production of advanced heating and filtration solutions for industrial and hazardous area applications. CCI’s business to date has been focused on serving customers’ heating and filtration solutions for industrial and hazardous area applications primarily in North America. CCI is headquartered in Edmonton, Alberta, Canada with five fabrication facilities in North America. For more information, please visit www.ccithermal.com.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and related investor conference call and accompanying slideshow deck contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Thermon, CCI, the proposed acquisition and other matters. All statements other than statements of historical fact are forward-looking statements, including, among others, statements we make regarding the intended acquisition of CCI, future revenues, future earnings, future cash flows, target leverage ratios, acquisition synergies, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Thermon and CCI. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect and our actual results and financial condition may differ materially from the views expressed today. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the acquisition of CCI, including integration risks and failure to achieve the anticipated benefits of the acquisition; (ii) changes in laws and regulations applicable to our business model; and (iii) changes in market conditions and receptivity to services and offerings; (iv) general economic conditions and cyclicality in the markets we serve; (v) future growth of energy and chemical processing capital investments; (vi) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (vii) competition from various other sources providing similar products and services, or alternative technologies, to customers; (viii) changes in relevant currency exchange rates; (ix) potential liability related to our products as well as the delivery of products and services; (x) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (xi) our ability to protect data and thwart potential cyber attacks; (xii) a material disruption at any of our manufacturing facilities; (xiii) our dependence on subcontractors and suppliers; (xiv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xv) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xvi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xvii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Any forward-looking statement made by us in this press release and in the related conference call is based only on information currently available to us and speaks only as of the date on which it is made. Our forward-looking statements are not guarantees of future performance and we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, unless we are required to do so under applicable securities laws.

CONTACT:
Sarah Alexander
(512) 396-5801
Investor.Relations@thermon.com